Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14 OF THE SECURITIES EXCHANGE ACT OF 1934
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Vikram S. Uppal*, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Terra Secured Income Fund 5, LLC;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 28, 2020

/s/ Vikram S. Uppal
Vikram S. Uppal
Chief Executive Officer
(Principal Executive Officer)

*	The registrant is a limited liability company managed by Terra Fund Advisors, LLC, its sole and managing member and the persons are signing in their respective capacities as officers of Terra Fund Advisors, LLC.